Exhibit 99.1

Shuttle Merges with United Dogecoin to Become the World’s Largest Public Dogecoin Miner

The combination and related financing is expected to result in the largest publicly listed Dogecoin mining company based on percentage of the global hashrate

Gaithersburg, Maryland, April 30, 2026 – Shuttle Pharmaceutical Holdings, Inc. (NASDAQ: SHPH) (“Shuttle”) has entered into a definitive merger agreement to acquire United Dogecoin Inc. (“United Dogecoin” or the “Company”), a Dogecoin mining company driven by industry experts. United Dogecoin will be merged into a wholly owned subsidiary of Shuttle. The merger is supported by a $11 million concurrent Private Investment in Public Equity (“PIPE”) financing expected to close on May 4, 2026.

United Dogecoin’s competitive advantages begin with its size. Upon closing of the PIPE, United Dogecoin intends to secure a purchase order of up to 3,000 newest generation ElphaPex Mining Rigs. Within 60 days, the mining rigs are expected to be online, delivering a hash rate of up to 43,200 GH/s, approximately 1.5% of the world’s Dogecoin mining capacity at this time.

Furthermore, United Dogecoin’s existing relationship with ElphaPex, a leader in Dogecoin mining hardware, is expected to give the Company preferential access to ElphaPex’s high-efficiency mining rigs at strategic pricing, which should reduce the time needed to scale operations as market opportunities arise.

Through its existing relationships, United Dogecoin expects to generate DOGE at discount to purchasing on the open market even at current DOGE price range. It is expected to have access to providers of low-cost, behind-the-meter, renewable energy. United Dogecoin believes that its expected low-cost structure is the foundation of scalable, long-term growth.

The United Dogecoin team has a track record of success operating and scaling public cryptocurrency mining companies. Its CEO, Ryan Trasolini, has over a decade of experience in building high growth ventures. He was one of the founding shareholders of US Bitcoin Corp which did a merger of equals with Hut 8 (NASDAQ: HUT), forming a $8B infrastructure platform. Trasolini subsequently co-founded American Data Centers, which partnered with Hut 8 to create American Bitcoin (NASDAQ: ABTC).

“Through our size, relationships, expertise and timing, we believe that we are uniquely positioned to be a global leader in Dogecoin mining,” said Ryan Trasolini, CEO of United Dogecoin and to be the co-CEO of the combined company. “The completion of this transaction will give investors exposure to Dogecoin via our dual-pronged strategy of mining Dogecoin with highly efficient, cost-effective rigs and holding mined Dogecoin on our balance sheet to build long-term asset value. This strategy has been successful in Bitcoin mining, and we are ready to apply it to Dogecoin mining with a view to deliver long-term shareholder value.”

“United Dogecoin’s strategy mirrors that of Hut 8’s back in 2017,” said Andrew Kiguel, CEO of Realbotix, co-founder of Hut 8 and United Dogecoin board member. “We believe that while the opportunity for incredible upside in new Bitcoin miners has passed, Dogecoin mining is in its infancy, and United Dogecoin is well positioned to be a leader in the space.”

Company Leadership

The Company’s Board of Directors expects to appoint Mr. Trasolini as Co-Chief Executive Officer with Christopher Cooper. Yuying Liang will continue in her role as Chief Financial Officer, providing continuity in financial leadership. It is expected that Mr. Trasolini will enter into a customary employment agreement with Shuttle.

Merger Highlights

Under the terms of the merger agreement, signed April 30, 2026, Shuttle will issue an aggregate of 8,000 of a newly designated Series B-1 Convertible Preferred Stock to United Dogecoin’s equity holders in exchange for 100% of the outstanding shares of United Dogecoin. Upon subsequent receipt of Shuttle stockholder approval, the shares of Series B-1 Convertible Preferred Stock will be automatically convertible, at a conversion price of $1.24 (subject to adjustment), into an aggregate of approximately 32,258,064 shares of Shuttle’s common stock, par value $0.00001 per share (the “Company Common Stock”), subject to customary beneficial ownership limitations. Following the consummation of the merger, United Dogecoin will merge with and into, and become, a wholly-owned subsidiary of Shuttle, and will operate alongside Shuttle’s existing business.

In addition, United Dogecoin equityholders will receive up to 118,038,551 pre-funded warrants (“Pre-Funded Warrants”) exercisable for a like number of shares of Company Common Stock upon the new wholly-owned subsidiary meeting certain operational milestones post-closing (the “Milestones”). Such Pre-Funded Warrants will be issued only in the event Shuttle obtains stockholder approval.

PIPE Highlights

In connection with the Merger, Shuttle entered into a securities purchase agreement with certain accredited investors in a concurrent private placement offering of 2,200 shares of newly designated Series B-2 Convertible Preferred Stock and common warrants (“Common Warrants”) to purchase 100% of the number of shares of Company Common Stock underlying the Series B-2 Convertible Preferred Stock (10,679,612 shares) (the “Offering”). Upon subsequent receipt of Shuttle stockholder approval, the shares of Series B-2 Convertible Preferred Stock will be automatically convertible, at a conversion price of $1.03 (subject to adjustment), into an aggregate of approximately 9,708,738 shares of Company Common Stock, subject to customary beneficial ownership limitations. The Common Warrants have an exercise price of $1.03 and a 3-year term. The Series B-2 Convertible Preferred Stock and the Common Warrants issued in the Offering will not be exercisable or convertible until stockholder approval is obtained.

In addition, investors in the PIPE will receive up to 34,932,064 pre-funded warrants to purchase a like number of shares of Company Common Stock upon the post-merger company meeting the Milestones, which securities will be issued only in the event Shuttle obtains stockholder approval.

Advisors

E.F. Hutton & Co. (“E.F. Hutton”) is proud to have served as the exclusive M&A advisor to Shuttle in connection with the merger, and as the exclusive placement agent for the concurrent PIPE financing.

Sullivan & Worcester LLP acted as legal advisor to Shuttle. Ruskin Moscou Faltischek PC acted as legal advisor to United Dogecoin. McDermott Will & Schulte acted as legal advisor to E.F. Hutton.

About United Dogecoin

United Dogecoin is a Dogecoin mining company with competitive advantages in its size, access to equipment, and industry leading team. Its mission is to be the leader in the Dogecoin sector through high-efficiency, low-cost mining operations and strategic coin accumulation, building a robust reserve that strengthens its long-term position and sets it apart through innovation, consistency and expert execution.

About Shuttle Pharmaceuticals

Shuttle (NASDAQ: SHPH) owns a pharmaceutical software AI driven platform for molecular discovery and early-stage drug development. By combining modern AI techniques with structured scientific workflows, the Molecule.ai platform helps researchers explore the chemical space more efficiently, evaluate molecular ideas with greater clarity and make more informed decisions during the earliest stages of drug development.

Additional Information and Where To Find It

In connection with the merger, the PIPE and related transactions, Shuttle intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”), in preliminary and definitive form, and other required documents regarding the issuance of the securities underlying the Series B-1 Preferred Stock and the Series B-2 Preferred Stock, with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY SHUTTLE WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SHUTTLE, UNITED DOGECOIN, THE MERGER, THE PIPE, THE SECURITIES AND THE RELATED RISKS AND RELATED MATTERS.

The Definitive Proxy Statement will be mailed to stockholders of Shuttle. Investors will be able to obtain free copies of the Proxy Statement, as may be amended from time to time, and other relevant documents filed by Shuttle with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Shuttle, including the Proxy Statement (when available), will be available free of charge from Shuttle’s website at www.shuttlepharma.com under the “Investors” tab.

Media and IR contact

info@uniteddogecoin.com

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the completion of the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, but are not limited to, statements regarding the merger (including any related post-closing actions), the post-merger company and its operations, strategies and plans, integration of businesses, governance changes, capital expenditures, cash flows and anticipated uses, synergies, opportunities and anticipated future performance, including the management team and board of directors of the post-merger company, expected use of proceeds from the PIPE offering and other financing activities, any future acquisitions and the maintenance of reserves and related arrangements. Information adjusted for the impact of the merger should not be considered a forecast of future results.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this report. These include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; the risk that Shuttle’s and United Dogecoin’s businesses will not be integrated successfully, synergies and growth from the merger may not be fully realized or may take longer to realize than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; failure to obtain or maintain required listing approvals or satisfy Nasdaq continued listing standards; inability to consummate planned financings on acceptable terms or within expected timeframes; risks relating to the volatile nature of the price of DOGE and other cryptocurrencies; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of digital assets for U.S. and foreign tax purposes; risks related to the unknown returns that the post-merger company’s DOGE treasury strategy will generate; risks related to unproven strategies; the risk that changes in Shuttle’s capital structure and governance following the merger could have adverse effects on the market value of its securities; the ability of Shuttle and the post-merger company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on Shuttle’s and the post-merger company’s operating results and business generally; the risk the merger could distract management from ongoing business operations or cause Shuttle or the post-merger company to incur substantial costs; the risk that Shuttle may be unable to reduce expenses or access financing or liquidity; the impact of any related economic downturn; the risk of changes in governmental regulations or enforcement practices; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Shuttle’s and United Dogecoin’s control, including those detailed in Shuttle’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and such other documents of Shuttle filed, or to be filed, with the SEC that are or will be available on Shuttle’s website at www.shuttlepharma.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that Shuttle and United Dogecoin believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither Shuttle nor United Dogecoin undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Participants in the Solicitation

United Dogecoin, Shuttle, and their respective directors, executive officers, management and employees, under SEC rules, may be deemed to be participants in a solicitation of proxies of Shuttle’ stockholders. Investors and stockholders may obtain more detailed information regarding the names, affiliations, and interests of Shuttle’ directors and executive officers in its filings with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Shuttle stockholders will be set forth in the Proxy Statement. Such interests may in some cases be different from those of United Dogecoin’s or Shuttle’ equity holders generally.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described in this press release in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus filed with the SEC meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an applicable exemption.